UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

May 21, 2024

Date of Report (Date of Earliest Event Reported)

The Chemours Company

(Exact Name of Registrant as Specified in Its Charter)

Delaware	001-36794	46-4845564
(State or Other Jurisdiction	(Commission	(I.R.S. Employer
Of Incorporation)	File Number)	Identification No.)

1007 Market Street

Wilmington, Delaware 19801

(Address of principal executive offices)

Registrant’s telephone number, including area code: (302) 773-1000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Exchange on Which Registered
Common Stock ($0.01 par value)	CC	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

☐

Item 5.07 Submission of Matters to a Vote of Security Holders.

The Chemours Company (the “Company”) held its annual meeting of shareholders on May 21, 2024 (the “Annual Meeting”).

At the Annual Meeting, shareholders:

•
elected all nine director nominees to serve a one-year term;
•
approved the Company’s annual “say-on-pay” vote on an advisory basis; and
•
ratified the selection of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm.

The final voting results for each proposal were as follows:

Proposal 1 – Election of Directors to Serve One-Year Term

Nominee	For	Against	Abstain	Broker Non-Votes
Curtis V. Anastasio	107,037,011 (93.8%)	7,108,377	230,686	16,051,105
Alister Cowan	110,687,093 (97.0%)	3,380,796	308,190	16,051,100
Mary B. Cranston	104,603,238 (91.6%)	9,551,712	221,133	16,051,096
Denise Dignam	110,820,826 (97.0%)	3,379,513	175,743	16,051,097
Dawn L. Farrell	109,748,954 (96.1%)	4,443,895	183,226	16,051,104
Pamela F. Fletcher	110,604,858 (97.0%)	3,459,155	312,065	16,051,101
Erin N. Kane	110,423,007 (96.7%)	3,730,068	223,002	16,051,102
Sean D. Keohane	108,173,264 (94.8%)	5,971,150	231,664	16,051,101
Guillaume Pepy	109,832,724 (96.2%)	4,311,317	232,036	16,051,102

Proposal 2 – Advisory Vote to Approve Named Executive Officer Compensation

For	Against	Abstain	Broker Non-Votes
108,041,241 (94.5%)	5,954,933	379,891	16,051,114

Proposal 3 – Ratification of Selection of Independent Registered Public Accounting Firm

For	Against	Abstain	Broker Non-Votes
127,719,648 (97.9%)	2,491,323	216,208	n/a

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE CHEMOURS COMPANY

By:	/s/ Matthew S. Abbott
Matthew S. Abbott
Interim Chief Financial Officer
Date:	May 23, 2024